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                                                                    EXHIBIT 99.5



                          CONSENT OF JONATHAN GARFIELD


         Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Jonathan Garfield, hereby consent to be named as a prospective director of Wellsford Real Properties, Inc. (expected to be renamed Reis, Inc. upon the consummation of the merger) in the Registration Statement on Form S-4 of Wellsford Real Properties, Inc. being filed herewith and any subsequent amendments thereto.


/S./ JONATHAN GARFIELD
----------------------
Jonathan Garfield

Dated: December 15, 2006